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                                   EXHIBIT 11
                      FIRST TENNESSEE NATIONAL CORPORATION
                           PRIMARY EARNINGS PER SHARE
                      AND FULLY DILUTED EARNINGS PER SHARE





                                                             Three Months Ended               Six Months Ended
                                                                   June 30                          June 30
                                                        ---------------------------      ---------------------------
Computation for Statements of Income:                       1996             1995            1996             1995
- -------------------------------------                   ----------       ----------      ----------       ----------
Per statements of income (Thousands):
  Net income                                               $42,347          $40,753         $79,788          $75,360
                                                        ==========       ==========      ==========       ==========
Per statements of income:
  Weighted average shares outstanding                   67,224,935       68,482,624      67,263,195       68,350,692
                                                        ==========       ==========      ==========       ==========
Primary earnings per share (a):
  Net income                                               $   .63          $   .59         $  1.19          $  1.10
                                                        ==========       ==========      ==========       ==========
Additional Primary computation
- -------------------------------------

Adjustment to weighted average shares
  outstanding:
  Weighted average shares outstanding
    per primary computation above                       67,224,935       68,482,624      67,263,195       68,350,692
  Add dilutive effect of outstanding
    options (as determined by the
    application of the treasury stock
    method)                                              1,646,335        1,003,994       1,575,857          961,324
                                                        ----------       ----------      ----------       ----------
  Weighted average shares outstanding,
    as adjusted                                         68,871,270       69,486,618      68,839,052       69,312,016
                                                        ==========       ==========      ==========       ==========
Primary earnings per share, as adjusted (b):
  Net income                                               $   .62          $   .59         $  1.16          $  1.09
                                                        ==========       ==========      ==========       ==========
Additional Fully Diluted Computation
- -------------------------------------

Adjustment to weighted average shares
  outstanding:
  Weighted average shares outstanding
    per primary computation above                       68,871,270       69,486,618      68,839,052       69,312,016
  Additional dilutive effect of outstanding
    options (as determined by the application
    of the treasury stock method)                              114          182,840          59,092          112,216
  Weighted average shares outstanding,                  -----------      ----------      ----------       ----------
    as adjusted                                         68,871,384       69,669,458      68,898,144       69,424,232
                                                        ==========       ==========      ==========       ==========
Fully diluted earnings per share, as adjusted (b):
  Net income                                               $   .62          $   .59         $  1.16          $  1.09
                                                        ==========       ==========      ==========       ==========

(a) These figures agree with the related amounts in the statements of income.
(b) This calculation is submitted in accordance with Securities Exchange Act of 1934 Release No. 9083 although not required by footnote 2 paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.

Per share data reflects the 1996 two-for-one stock split.